Exhibit 99.1

Contact:

Michael J. Dee

Chief Financial Officer

(410) 477- 5000

BV FINANCIAL, INC. ANNOUNCES FINANCIAL RESULTS

Baltimore, Maryland, July 17, 2025– BV Financial, Inc. (NASDAQ: BVFL), the holding company for BayVanguard Bank (the “Bank”), today reported net income of $2.9 million, or $0.29 per diluted share, for the quarter ended June 30, 2025 compared to net income of $3.4 million, or $0.32 per diluted share, for the quarter ended June 30, 2024. Net income for the six-month period ended June 30, 2025 was $5.0 million or $0.50 per diluted share compared to net income of $6.0 million or $0.52 per diluted share for the six-month period ended June 30, 2024.

Adjusted net income, a non-GAAP financial metric, was $3.7 million and $3.4 million for the quarters ended June 30, 2025 and 2024 and $6.7 million and $6.04 million for the year to date periods ended June 30, 2025 and 2024, respectively. For a reconciliation of net income as reported and Non-GAAP adjusted net income, see the table below.

Financial Highlights

•
Return on average assets and return on average equity for the three months ended June 30, 2025 was 1.26% and 5.78%, respectively.
•
Net loans increased $13.2 million or 1.8% to $742.4 million compared to $729.2 million at December 31, 2024.
•
Deposits increased $7.4 million or 1.1% from $651.5 million at December 31, 2024 to $658.9 million at June 30, 2025.
•
All $15.0 million in borrowings from the Federal Home Loan Bank of Atlanta “FHLB” were paid off in the quarter.
•
Non-accrual loans increased $400,000 to $4.4 million at June 30, 2025 from $4.0 million at December 31, 2024.
•
The Company recorded provisions for credit losses of $178,000 for the three months ended June 30, 2025 and $475,000 for the six months ended June 30, 2025.
•
During the quarter ended June 30, 2025, the Company repurchased 277,000 shares of its outstanding common stock at an average price of $15.29.

FINANCIAL CONDITION DISCUSSION

Total Assets. Total assets were $908.3 million at June 30, 2025, a decrease of $3.5 million, or -0.4%, from $911.8 million at December 31, 2024. The decrease was due primarily to the Company utilizing cash on-hand to repay $15.0 million in borrowings from the FHLB.

Cash and Cash Equivalents. Cash and cash equivalents decreased $14.2 million, or 20.1%, to $56.3 million at June 30, 2025 from $70.5 million at December 31, 2024. The decrease in cash is primarily a result of the pay-off of FHLB borrowings.

Loans Receivable. Loans receivable increased $13.8 million, or 1.9%, to $751.6 million at June 30, 2025 from $737.8 million at December 31, 2024. Increases in in owner occupied 1-4 loans, commercial loans and construction loans offset decreases in non-owner occupied 1-4 loans, owner occupied 1-4 junior liens, owner occupied commercial real estate, marine and investor commercial real estate loans.

Securities. Securities available for sale decreased by $1.9 million or 5.1% from December 31, 2024 as paydowns in the mortgage-backed securities were not replaced with new purchases. The held-to-maturity portfolio experienced a slight decrease due to paydowns.

Total Liabilities. Total liabilities decreased $6.0 million or -0.8%, to $710.3 million at June 30, 2025 from $716.3 million at December 31, 2024. The decrease was due primarily to the decrease in borrowings offsetting increases in deposits.

Deposits. Total deposits increased $7.4 million, or 1.1% to $658.9 million at June 30, 2025 from $651.5 million at December 31, 2024. Interest-bearing deposits increased $2.6 million, or 0.5%, to $524.4 million at June 30, 2025 from $521.8 million at December 31, 2024. Noninterest bearing deposits increased $4.8 million, or 3.7%, to $134.5 million at June 30, 2025 from $129.7 million at December 31, 2024.

Stockholders’ Equity. Stockholders’ equity increased $2.5 million, or 1.3%, to $198.0 million at June 30, 2025 from $195.5 million at December 31, 2024 as net income and the decrease in the accumulative other comprehensive loss was somewhat offset by $4.3 million in stock repurchase during the period.

RESULTS OF OPERATION DISCUSSION

Net Income. Net income was $2.9 million or $0.29 per diluted share for the three months ended June 30, 2025 compared to $3.4 million or $0.32 per diluted share for the three months ended June 30, 2024. Net income was $5.0 million or $0.50 per diluted share for the six months ended June 30, 2025 compared to $6.0 million or $0.52 per diluted share for the six months ended June 30, 2024. The decreases were due to higher provisions for credit losses and noninterest compensation expenses, offset by higher net interest income.

Net Interest Income. Net interest income was $9.2 million for the three months ended June 30, 2025 compared to $8.9 million for the three months ended June 30, 2024.The net interest margin for the three months ended June 30, 2025 was 4.36% compared to 4.33% for the three months ended June 30, 2024. The increase in net interest income was due to higher average balances of interest earning assets and higher yields on these assets offset by a higher average balance of deposits and higher rates paid on deposits.

Net interest income was $17.8 million for the six months ended June 30, 2025, compared to $16.9 million in the six months ended June 30, 2024. The net interest margin for the six months ended June 30, 2025 was 4.24% compared to 4.12% for the six months ended June 30, 2024. The increase in net interest income was due to higher average balances of interest earning assets and higher yields on these assets offsetting the increase in interest expense due to a higher volume of deposits and higher rates paid on deposits.

Noninterest Income. For the three months ended June 30, 2025, noninterest income totaled approximately $714,000 compared to $596,000 for the quarter ended June 30, 2024. The increase is attributable to the collection of miscellaneous fees on loans and deposits.

For the six months ended June 30, 2025 and June 30, 2024, noninterest income totaled $1.2 million.

Noninterest Expense. For the three months ended June 30, 2025, noninterest expense totaled $5.8 million compared to $4.9 million in the three months ended June 30, 2024. Increases in compensation and benefits of $927,000 due to the $1.1 million cost of the equity awards granted under the 2024 Equity Incentive Plan approved by stockholders. All other expense categories combined decreased by $70,000 in the quarter ended June 30, 2025 when compared to the quarter ended June 30, 2024.

For the six months ended June 30, 2025, noninterest expense totaled $11.9 million as compared to $9.8 million in the six months ended June 30, 2024. Compensation and benefits expense increased $2.3 million due to the $2.3 million cost of the equity awards granted under the 2024 Equity Incentive Plan approved by stockholders. All other expense categories combined decreased by $210,000 in the quarter ended June 30, 2025 when compared to the quarter ended June 30, 2024.

Asset Quality. Non-performing assets at June 30, 2025 totaled $4.5 million consisting of $4.4 million in nonperforming loans and $157,000 in other real estate owned, compared to $4.2 million at December 31, 2024, consisting of $4.0 million in non-performing loans and $159,000 in other real estate owned. At June 30, 2025, the allowance for credit losses on loans was $9.2 million, which represented 1.22% of total loans and 208.6% of non-performing loans compared to $8.5 million at December 31, 2024, which represented 1.15% of total loans and 212.5% of non-performing loans.

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative and regulatory issues that may impact the Company’s earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, increased competitive pressures, the effects of inflation, the imposition of tariffs or other domestic or international governmental policies, potential recessionary conditions, general economic conditions or conditions within the securities markets, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the FRB, changes in the quality, size and composition of our loan and securities portfolios, changes in liquidity, including the size and composition of our deposit portfolio, including the percentage of uninsured deposits in the portfolio, changes in demand for our products and services, accounting and tax changes, deposit flows, real estate values and competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services, a potential government shutdown, a failure in or breach of our operational or security systems or infrastructure, including cyberattacks that could adversely affect the Company’s financial condition and results of operations and the business in which the Company and the Bank are engaged and the failure to maintain current technologies, our ability to enter into new markets successfully and capitalize on growth opportunities and the failure to retain or attract employees.

BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with thirteen branches in the Baltimore metropolitan area and the eastern shore of Maryland. The Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

BV FINANCIAL, INC.
Consolidated Financial Ratios

	At or For the Three Months		At or For the Six Months
	Ended June 30,		Ended June 30,
	2025	2024	2025	2024

Performance Ratios(1):
Return on average assets	1.26%	1.52%	1.09%	1.34%
Return on average equity	5.78%	6.68%	5.03%	5.92%
Interest rate spread(2)	3.60%	3.61%	3.48%	3.10%
Net interest margin(3)	4.36%	4.33%	4.24%	4.12%
Non-interest expense to average assets	2.54%	2.19%	2.62%	2.21%
Efficiency ratio(4)	58.30%	51.53%	62.66%	54.42%
Average interest-earning assets to average interest-bearing liabilities	151.25%	154.65%	149.86%	154.62%
Average equity to average assets	21.88%	22.73%	21.62%	22.68%
Credit Quality Ratios:
Allowance for credit losses as a percentage of total loans	1.22%	1.22%	1.22%	1.22%
Allowance for credit losses as a percentage of non-performing loans	208.61%	103.88%	208.61%	103.88%
Net charge-offs (recoveries) to average outstanding loans during the year	0.00%	-0.01%	-0.01%	-0.02%
Non-performing loans as a percentage of total loans	0.58%	1.17%	0.58%	1.17%
Non-performing loans as a percentage of total assets	0.48%	0.92%	0.48%	0.92%
Total non-performing assets as a percentage of total assets	0.50%	0.94%	0.50%	0.94%

Other:
Number of offices	13	13	13	13
Number of full-time equivalent employees	109	116	109	116
Weighted average shares outstanding	9,858,540	10,652,315	9,878,319	11,391,350

(1) Performance ratios are annualized.
(2) Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Represents net interest income as a percentage of average interest-earning assets.
(4) Represents non-interest expenses divided by the sum of net interest income and non-interest income.

BV FINANCIAL, INC.
Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
(dollars in thousands, except share amounts)	(unaudited)

Assets
Cash	$4,987	$5,842
Interest-bearing deposits in other banks	51,336	64,658
Cash and cash equivalents	56,323	70,500
Equity Investment	406	391
Securities available for sale	35,359	37,259
Securities held to maturity (fair value of $5,128 and $5,171, ACL of $3 and $4)	5,832	5,979
Loans held for maturity	751,573	737,760
Allowance for Credit Losses	(9,159)	(8,522)
Net Loans	742,414	729,238
Foreclosed real estate	157	159
Premises and equipment, net	13,182	13,224
Federal Home Loan Bank of Atlanta stock, at cost	656	1,366
Investment in life insurance	20,259	20,058
Accrued interest receivable	3,243	3,161
Goodwill	14,420	14,420
Intangible assets, net	741	831
Deferred tax assets, net	9,309	8,899
Other assets	6,026	6,336
Total assets	$908,327	$911,821
Liabilities and Stockholders' Equity
Liabilities
Noninterest-bearing deposits	$134,520	$129,724
Interest-bearing deposits	524,371	521,767
Total deposits	658,891	651,491

FHLB borrowings	—	15,000
Subordinated debentures	34,961	34,883
Other liabilities	16,484	14,948
Total liabilities	710,336	716,322
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized in 2025 and 2024; 10,318,418 shares issued and outstanding as of June 30, 2025; 10,645,284 shares issued and outstanding as of December 31, 2024	103	106
Paid-in capital	91,854	94,679
Unearned common stock held by employee stock ownership plan	(7,069)	(7,160)
Retained earnings	114,455	109,495
Accumulated other comprehensive loss	(1,352)	(1,621)
Total stockholders' equity	197,991	195,499
Total liabilities and stockholders' equity	$908,327	$911,821

BV FINANCIAL, INC.
Consolidated Statements of Income

(dollars in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
Interest Income	2025	2024	2025	2024
Loans, including fees	$11,334	$10,177	$22,075	$19,959
Investment securities available for sale	324	306	674	612
Investment securities held to maturity	46	91	93	183
Other interest income	562	1,043	1,305	1,867
Total interest income	12,266	11,617	24,147	22,621
Interest Expense
Interest on deposits	2,622	2,242	5,223	4,228
Interest on FHLB borrowings	23	-	-	-
Interest on Subordinated debentures	465	466	1,125	1,521
Total interest expense	3,110	2,708	6,348	5,749
Net interest income	9,156	8,909	17,799	16,872
Provision for (recovery of) credit losses	178	(111)	475	(92)
Net interest income after provision for (recovery of) credit losses	8,978	9,020	17,324	16,964
Noninterest Income
Service fees on deposits	112	97	216	200
Fees from debit cards	177	182	341	354
Income from investment in life insurance	114	112	201	199
Other income	311	205	485	421
Total noninterest income	714	596	1,243	1,174
Noninterest Expense
Compensation and related benefits	4,018	3,091	8,542	6,220
Occupancy	379	409	823	847
Data processing	395	374	792	751
Advertising	3	6	9	11
Professional fees	249	244	479	356
Equipment	94	103	185	205
Foreclosed real estate and repossessed assets holding costs	0	11	2	16
Amortization of intangible assets	45	45	90	90
FDIC insurance premiums	84	81	165	164
Other expense	488	533	845	1,160
Total noninterest expense	5,755	4,897	11,932	9,820
Net income before tax	3,937	4,719	6,635	8,318
Income tax expense	1,076	1,320	1,675	2,345
Net income	$2,861	$3,399	$4,960	$5,973
Basic earnings per share	$0.29	$0.32	$0.50	$0.52
Diluted earnings per share	$0.29	$0.32	$0.50	$0.52

BV FINANCIAL, INC.
Average Balance Sheet for the Quarters ended June 30,
(Dollars in thousands)

	For the Three Months Ended June 30,
	2025			2024
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$752,181	$11,334	6.04%	$705,516	$10,177	5.79%
Securities available-for-sale	34,770	324	3.74%	33,445	306	3.67%
Securities held-to-maturity	6,624	46	2.79%	10,777	91	3.39%
Cash, cash equivalents and other interest-earning assets	49,450	562	4.60%	75,031	1,043	5.59%
Total interest-earning assets	843,025	12,266	5.84%	824,769	11,617	5.65%
Noninterest-earning assets	64,324			67,088
Total assets	$907,349			$891,857

Interest-bearing liabilities:
Interest-bearing demand deposits	$76,698	159	0.83%	$86,892	237	1.09%
Savings deposits	120,584	106	0.35%	139,980	96	0.28%
Money market deposits	125,686	766	2.44%	93,787	475	2.03%
Certificates of deposit	197,488	1,591	3.23%	177,859	1,434	3.23%
Total interest-bearing deposits	520,456	2,622	2.02%	498,518	2,242	1.80%
Federal Home Loan Bank advances	1,978	23	4.66%	—	—	—
Subordinated debentures	34,945	465	5.34%	34,789	466	5.36%
Total borrowings	36,923	488	5.30%	34,789	466	5.37%
Total interest-bearing liabilities	557,379	3,110	2.24%	533,307	2,708	2.04%
Noninterest-bearing demand deposits	134,841			139,070
Other noninterest-bearing liabilities	16,930			16,627
Total liabilities	709,150			689,004
Equity	198,199			202,853
Total liabilities and equity	$907,349			$891,857
Net interest income		$9,156			$8,909
Net interest rate spread			3.60%			3.61%
Net interest-earning assets	$285,646			$291,462
Net interest margin			4.36%			4.33%
Average interest-earning assets to interest-bearing liabilities	151.25%			154.65%

BV FINANCIAL, INC.
Average Balance Sheet for the Six Months ended June 30,
(Dollars in thousands)

	For the Six Months Ended June 30,
	2025			2024
(dollars in thousands)	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Unaudited)
Interest-earning assets:
Loans	$745,958	$22,075	5.97%	$706,942	$19,959	5.54%
Securities available-for-sale	35,821	674	3.79%	33,745	612	3.61%
Securities held-to-maturity	6,971	93	2.69%	10,796	183	3.41%
Cash, cash equivalents and other interest-earning assets	58,091	1,305	4.55%	68,856	1,867	5.28%
Total interest-earning assets	846,841	24,147	5.75%	820,339	22,621	5.41%
Noninterest-earning assets	64,667			67,273
Total assets	$911,508			$887,612

Interest-bearing liabilities:
Interest-bearing demand deposits	$78,414	330	0.85%	$85,721	473	1.12%
Savings deposits	121,516	206	0.34%	143,304	161	0.18%
Money market deposits	125,326	1,530	2.46%	90,762	827	1.61%
Certificates of deposit	196,439	3,157	3.24%	175,477	2,767	3.09%
Total interest-bearing deposits	521,695	5,223	2.02%	495,264	4,228	1.62%
Federal Home Loan Bank advances	8,453	194	4.63%	—	—	—
Subordinated debentures	34,925	931	5.38%	35,297	1,521	8.64%
Total borrowings	43,378	1,125	5.23%	35,297	1,521	8.64%
Total interest-bearing liabilities	565,073	6,348	2.27%	530,561	5,749	2.31%
Noninterest-bearing demand deposits	133,419			139,381
Other noninterest-bearing liabilities	15,939			16,384
Total liabilities	714,433			686,326
Equity	197,075			201,286
Total liabilities and equity	$911,508			$887,612
Net interest income		$17,799			$16,872
Net interest rate spread			3.48%			3.10%
Net interest-earning assets	$281,768			$289,778
Net interest margin			4.24%			4.12%
Average interest-earning assets to interest-bearing liabilities	149.86%			154.62%

ALLOWANCE FOR CREDIT LOSS - LOANS
(Dollars in thousands)
	QTR	YTD
	6/30/2025	6/30/2025

Beginning Balance	$8,888	$8,522

Provision for credit loss -loans	242	593

Net Charge-offs (recoveries):
Owner Occupied 1-4	(13)	(16)
Non-Owner Occupied 1-4	(14)	(30)
Investor Commercial Real Estate	—	—
OO Commercial Real Estate	—	—
Construction & Land	(1)	(2)
Farm Loans	—	—
Marine & Consumer	(1)	4
Guaranteed by the US Gov't	—	—
Commercial	—	—
Net charge-offs (recoveries)	(29)	(44)

Ending Balance- ACL for Loans	$9,159	$9,159

Balance Reserve for unfunded loan commitments	237	237
Balance Reserve for HTM Securities	3	3
Total ACL	$9,399	$9,399

Provision expense for Unfunded Commitments	(63)	(117)
Provision expense for HTM Securities	(1)	(1)
Total other provision expense	$(64)	$(118)
Total provision for (recovery of ) credit losses	$178	$475

RECONCILIATION TABLE (UNAUDITED)
NON-GAAP ADJUSTED NET INCOME

Non-GAAP Reconciliation

In addition to results presented in accordance with generally accepted accounting principles utilized in the Unites States ("GAAP"), this earnings release contains a non-GAAP financial measure, Non-GAAP adjusted net income. The Company believes this non-GAAP financial measure is useful for both investors and management to understand the effects of certain items and provide an alternative view of its performance over time. Non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

	Three Months ended June 30,
	2025	2024

Net Income (GAAP)	$2,861	$3,399
Plus(minus) tax adjusted items:
2024 Equity Plan Expenses - tax adjusted	839	-
Non GAAP adjusted net income	$3,700	$3,399

	Six Months ended June 30,
	2025	2024

Net Income (GAAP)	$4,960	$5,973
Plus(minus) tax adjusted items:
2024 Equity Plan Expenses - tax adjusted	1,728	-
Non GAAP adjusted net income	$6,688	$5,973